UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 10, 2012

SUPERIOR VENTURE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-35316	27-2450645
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1937 E. Mineral Avenue

Centennial, Colorado 80122

(Address of principal executive office)

(303) 513-8202

(Registrant's telephone number, including area code)

______          N/A_____________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[⁯] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departures of Directors or Principal Officers; Election of Directors; Appointment of

  Principal Officer

Effective January 10, 2012, Robert Bush was elected to the board of directors.

Robert Bush: May 2004 to present day has been chairman and founder of Bush Consulting Group, specializing in consulting to the Recreational Vehicle industry with specific emphasis relating to the financing and insurance of high end motor homes and coaches. Mr. Bush has been responsible for tens of millions of dollars of financing transactions during the period.

In excess of thirty years of additional experience lies in the retail industry with particular emphasis on customer service and management relations troubleshooting, as well as corporate wide internal profitability goals and accountability.

Mr. Bush also has several years of public company Board of Directors experience.

Mr. Bush is a graduate of Queens College with a degree in Business Management and Accounting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR VENTURE CORPORATION

Date:  January 10, 2012

By:

/s/ Michael Moore

Michael Moore

Chief Executive Officer

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